UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 6, 2003

UNIVISION COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Commission File Number: 001-12223                           I.R.S. Employer Identification Number: 95-4398884

1999 Avenue of the Stars, Suite 3050

Los Angeles, California

(Address of Principal Executive Offices)

90067

(Zip Code)

Tel: (310) 556-7676

(Registrant’s Telephone Number, Including Area Code)

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

Item 5.                   Other Events

This Current Report on Form 8-K relates to a proposed acquisition of Hispanic Broadcasting Corporation (“HBC”) by Univision Communications Inc. (“Univision”) pursuant to the terms of the Agreement and Plan of Reorganization (the “Merger Agreement”) dated as of June 11, 2002 by and among Univision, HBC, and Univision Acquisition Corporation, a wholly-owned subsidiary of Univision. The Merger Agreement is on file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Current Report on Form 8-K filed by Univision on June 13, 2002.

Completion of the acquisition is subject to customary closing conditions that include, among other things, the receipt of all required orders and approvals from the United States Federal Communications Commission without the imposition of conditions that would materially and adversely affect the ability of either HBC or Univision to own and/or operate any or all of their stations as operated on the date the Merger Agreement was signed. If any of the conditions are not satisfied (and if no waiver is obtained), we will not complete the acquisition. In addition, under certain circumstances specified in the Merger Agreement, either HBC or Univision may terminate the Merger Agreement. As a result, we cannot assure you that we will complete the acquisition.

This Current Report on Form 8-K attaches as Exhibit 99.1 and incorporates by reference to this item (i) the unaudited pro forma condensed combining income statements of Univision for the year ended December 31, 2002 and for the three-month period ending March 31, 2003 giving effect to the proposed acquisition as of January 1, 2002 and (ii) the unaudited pro forma condensed combining balance sheet of Univision as of March 31, 2003 giving effect to the proposed acquisition as of March 31, 2003.

In addition, this Current Report on Form 8-K attaches as Exhibits 99.2 and 99.3 and incorporates by reference to this item (i) the consolidated audited financial statements of HBC including HBC’s consolidated balance sheets at December 31, 2002 and 2001 and the consolidated statements of income, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2002, and the related financial statement schedule and (ii) the unaudited condensed consolidated financial statements of HBC including HBC’s unaudited condensed consolidated balance sheet at March 31, 2003 and the unaudited condensed consolidated statements of income and cash flows for the three months ended March 31, 2003 and 2002.

However, if we do not complete the acquisition, our business, operating results and assets and liabilities will not reflect any actual or anticipated interest in HBC’s business, its operating results or its assets and liabilities. In addition, we would have to expense any capitalized costs related to the acquisition.

Additional Information about the Acquisition and Where to Find It

On August 30, 2002, Univision Communications Inc. (“Univision”) filed with the SEC a registration statement on Form S-4 (File No. 333-99037) containing a joint proxy statement/prospectus regarding the acquisition. The registration statement was subsequently amended and was declared effective on January 29, 2003. Stockholders of Univision and HBC are urged to read the joint proxy statement/prospectus and any other relevant materials filed by Univision or HBC with the SEC because they contain, or will contain, important information about Univision, HBC and the acquisition. The joint proxy statement/prospectus and other relevant materials may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Univision by contacting Univision’s Corporate Secretary, 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, 310-556-7676. Stockholders may obtain free copies of the documents filed with the SEC by HBC by contacting HBC’s Corporate Secretary, 3102 Oak Lawn Avenue, Suite 215, Dallas, Texas 75219, 214-525-7700.

Item 7(c).               Exhibits

The following exhibits are filed with this report.

23.1                         Consent of KPMG LLP (consent of independent accountants).

99.1                         Univision’s unaudited pro forma condensed combining financial statements.

99.2                           HBC’s consolidated audited financial statements including HBC’s consolidated balance sheet at December 31, 2002 and 2001 and the consolidated statements of income, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2002, and the related financial statement schedule.

99.3                           HBC’s unaudited condensed consolidated financial statements including HBC’s unaudited condensed consolidated balance sheet at March 31, 2003 and the unaudited condensed consolidated statements of income and cash flows for the three months ended March 31, 2003 and 2002.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                UNIVISION COMMUNICATIONS INC.

                                                                                                                         (Registrant)

By	/s/ C. Douglas Kranwinkle

June 6, 2003

C. Douglas Kranwinkle

Los Angeles, California	Executive Vice President

EXHIBIT INDEX

Exhibit                          Description

23.1                         Consent of KPMG LLP (consent of independent accountants).

99.1                         Univision’s unaudited pro forma condensed combining financial statements.

99.2                           HBC’s consolidated audited financial statements including HBC’s consolidated balance sheet at December 31, 2002 and 2001 and the consolidated statements of income, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2002, and the related financial statement schedule.

99.3                           HBC’s unaudited condensed consolidated financial statements including HBC’s unaudited condensed consolidated balance sheet at March 31, 2003 and the unaudited condensed consolidated statements of income and cash flows for the three months ended March 31, 2003 and 2002.